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                                   EXHIBIT 24


                               POWER OF ATTORNEY

        The undersigned, a Director and/or Officer of Western Wireless Corporation, a Washington corporation (the "Company"), does hereby constitute and appoint Alan R. Bender and John W. Stanton his true and lawful attorney and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director and/or Officer, a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the registration of 1,600,000 shares of the Company's Class A Common Stock, no par value, and to execute any and all amendments to such Registration Statement, whether filed prior or subsequent to the time such Registration Statement becomes effective. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.


/s/  JOHN W. STANTON                            Date: November 5, 1997
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John W. Stanton


/s/  JOHN L. BUNCE, JR.                         Date: November 5, 1997
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John L. Bunce, Jr.


/s/  MITCHELL R. COHEN                          Date: November 5, 1997
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Mitchell R. Cohen


/s/  DANIEL J. EVANS                            Date: November 5, 1997
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Daniel J. Evans


/s/  JONATHAN M. NELSON                         Date: November 5, 1997
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Jonathan M. Nelson


/s/  TERENCE O'TOOLE                            Date: November 5, 1997
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Terence O'Toole


/s/  DONALD GUTHRIE                             Date: November 5, 1997
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Donald Guthrie